                                 LOAN AGREEMENT

                         Dated as of December ___, 1995

                                    between

                     CHAMPPS ENTERTAINMENT OF WAYZATA, INC.

                                  as Borrower

                                      and

                            DAKA INTERNATIONAL, INC.

                                   as Lender

                               TABLE OF CONTENTS
                               -----------------
                                                                     Page
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I.      DEFINITIONS; PRINCIPLES OF CONSTRUCTION........................  1
        Section 1.1    Definitions.....................................  1
        Section 1.2    Principles of Construction......................  9

II.     GENERAL TERMS..................................................  9
        Section 2.1    Loan Amount.....................................  9
        Section 2.2    Use of Proceeds.................................  9
        Section 2.3    The Note........................................ 10
        Section 2.4    Interest........................................ 10
        Section 2.5    Loan Repayments and Prepayments................. 10
        Section 2.6    Making of Payments.............................. 10

III.    CONDITIONS PRECEDENT........................................... 11
        Section 3.1    Conditions Precedent to Advances................ 11
        Section 3.2    Completion of the Merger........................ 13

IV.     REPRESENTATIONS AND WARRANTIES................................. 13
        Section 4.1    Borrower Representations........................ 13
        Section 4.2    Survival of Representations..................... 18

V.      AFFIRMATIVE COVENANTS.......................................... 18
        Section 5.1    Borrower Covenants.............................. 18
        Section 5.2    Liquor Licenses................................. 25

VI.     NEGATIVE COVENANTS............................................. 26
        Section 6.1    Borrower Negative Covenants..................... 26
        Section 6.2    Permitted Transactions.......................... 28

VII.    SPECIAL PROVISIONS............................................. 28
        Section 7.1    Insurance....................................... 28
        Section 7.2    Casualty and Application of Proceeds............ 28
        Section 7.3    Condemnation and Application of Proceeds........ 30
        Section 7.4    Pledge and Grant of Security Interest........... 30
        Section 7.5    Permitted Encumbrances.......................... 31

VIII.   DEFAULTS ...................................................... 31
        Section 8.1    Event of Default................................ 31
        Section 8.2    Remedies........................................ 33

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
IX.     MISCELLANEOUS.................................................. 34
        Section 9.1    Survival........................................ 34
        Section 9.2    Lender's Discretion............................. 34
        Section 9.3    Governing Law................................... 34
        Section 9.4    Modification, Waiver in Writing................. 34
        Section 9.5    Delay Not a Waiver.............................. 35
        Section 9.6    Notices......................................... 35
        Section 9.7    Trial by Jury................................... 36
        Section 9.8    Headings........................................ 36
        Section 9.9    Severability.................................... 36
        Section 9.10   Waiver of Notice................................ 36
        Section 9.11   Intentionally Omitted........................... 36
        Section 9.12   Indemnity....................................... 36
        Section 9.13   Exhibits Incorporated........................... 37
        Section 9.14   Offsets, Counterclaims and Defenses............. 37
        Section 9.15   No Joint Venture or Partnership................. 38
        Section 9.16   Waiver of Marshaling of Assets.................. 38
        Section 9.17   Waiver of Counterclaim.......................... 38
        Section 9.18   Conflict; Construction of Documents............. 38
        Section 9.19   Prior Agreements................................ 38
        Section 9.20   Usury Laws...................................... 39
        Section 9.21   Collateral Assignment........................... 39

                                    EXHIBITS
                                    --------

Exhibit A       List of the Restaurants
Exhibit B       Insurance Requirements

                                   SCHEDULES
                                   ---------

Schedule 1      Litigation
Schedule 2      Lack of Compliance with Legal Requirements
Schedule 3      Certain Contracts
Schedule 4      Material License and Permits
Schedule 5      Material Agreements

                                 LOAN AGREEMENT


        This Loan Agreement, dated as of December ____, 1995 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this "Agreement"), is by and between CHAMPPS ENTERTAINMENT OF WAYZATA, INC., a Minnesota corporation (together with its successors and assigns, the "Borrower") having an address of 153 East Lake Street, Wayzata, Minnesota 55391 and DAKA INTERNATIONAL, INC., a Delaware corporation (together with its successors and assigns, the "Lender") having an address of One Corporate Place, 55 Ferncroft Road, Danvers, Massachusetts 01923-4001.

        All capitalized terms used in this Agreement shall have the respective meanings set forth in Section 1 hereof.

                              W I T N E S S E T H

        WHEREAS, the Borrower desires to obtain the Loan from the Lender;

        WHEREAS, the Lender is willing to establish and make the Loan to the Borrower, subject to and in accordance with the terms of this Agreement and the other Loan Documents;

        NOW, THEREFORE, in consideration of the making of the Loan by the Lender and the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereto hereby covenant, agree, represent and warrant as set forth below.

I.   DEFINITIONS; PRINCIPLES OF CONSTRUCTION

        SECTION 1.1 DEFINITIONS. For all purposes of this Agreement, except as otherwise expressly required or unless the context clearly indicates a contrary intent:

        "Additional Receipts" means, with respect to any period, all amounts received by the Borrower during such period from (i) receivables of the Restaurants collected during such period; (ii) proceeds from the sale of any asset which is included in the definition of Restaurant Property during any such period; (iii) interest received during such period on account of any investment of any rent, income, working capital or other asset (and all proceeds thereof) of the Restaurant Property; and (iv) other non-recurring sources such as refunds of security deposits, payments of insurance proceeds and tax refunds during such period.

        "Affiliate" means, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person, is a director or officer of such Person or of an Affiliate of such Person or any other Person directly or indirectly holding 10% or more of any class of the capital stock or other equity interests (including options, warrants, convertible securities and similar rights) of that Person.

        "Agreement" has the meaning set forth in the first paragraph of this Agreement.

        "Annual Operating Budget" means, with respect to any calendar year, a detailed, itemized written budget for each Restaurant, subject to approval by Lender pursuant to Section 4.1(k).

        "Assignment of Licenses and Permits" shall mean that certain first priority Assignment of Contracts, Licenses and Permits, Agreements, Warranties and Approvals dated as of the date hereof from Borrower, as assignor, to Lender, as assignee, assigning to Lender to the extent assignable all of Borrower's interest in and to any licenses, permits, warranties, authorizations or other consents affecting the Restaurant Property or Borrower's business therein, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

        "Basic Carrying Costs" shall mean the sum of the following costs associated with the Restaurant Property: (i) real property taxes, (ii) insurance premiums and (iii) rent under all Ground Leases.

        "Borrower" has the meaning specified in the first paragraph of this Agreement.

        "Business Day" means any day other than a Saturday, Sunday or any other day on which banks are not open for business.

        "Cash from Operations before Fixed Charges" means, with respect to any calendar year or Interest Period, all income received by the Borrower on account of the operation of the Restaurant Property.

        "Casualty" has the meaning specified in Section 7.2.

        "Casualty Insurance Proceeds" has the meaning specified in Section 7.2.

        "Change of Control" shall mean any event following which Parent shall fail to own directly all of the issued and outstanding capital stock of Borrower.

        "Closing Date" means the date of execution of the Note.

        "Consolidated" or "consolidated" has the meaning specified in accordance with GAAP.

        "Deductible Disbursements" means amounts disbursed by the Borrower during any calendar year or Interest Period for the following: (i) the required consideration under the Ground Lease during such period; (ii) payments of Impositions due during such period; (iii) payments of insurance premiums necessary to meet the Insurance Requirements during such period; and (iv) all other payments made during such period for Operating Expenses.

        "Default" means the occurrence of any event hereunder or under any other Loan Document which, but for the giving of notice or passage of time, or both, would be an Event of Default.

        "Default Rate" has the meaning set forth in the Note.

        "Environmental Laws" means all statutes, ordinances, orders, rules, regulations and policies relating to (i) environmental matters, including, without limitation, those relating to fines, injunctions, penalties, damages, contribution, cost recovery compensation, losses or injuries resulting from the Release or threatened Release of Hazardous Materials, (ii) the generation, use, storage, transportation or disposal of Hazardous Materials, or (iii) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, in any manner applicable to Borrower or any of its respective properties, including, without limitation the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. [SECTION] 9601 ET SEQ.), the Hazardous Materials Transportation Act (49 U.S.C. [SECTION] 1801 ET SEQ.), the Resource Conservation and Recovery Act (42 U.S.C. [SECTION] 6901 ET SEQ.), the Federal Water Pollution Control Act ( 33 U.S.C. [SECTION] 1251 ET SEQ.), the Clean Air Act (42 U.S.C. [SECTION] 7401 ET SEQ.), the Toxic Substances Control Act (15 U.S.C. [SECTION] 2601 ET SEQ.), the Federal Pesticide, Fungicide and Rodenticide Act (7 U.S.C. [SECTION]136 ET SEQ.), the Occupational Safety and Health Act (29 U.S.C. [SECTION] 651 ET SEQ.) and the Emergency Planning and Community Right-to-Know Act (42 U.S.C. [SECTION] 11001 ET SEQ.), each as amended or supplemented, and any analogous future or present local, state and federal statutes and regulations promulgated pursuant thereto, each as in effect as of the date of determination.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

        "Event of Default" has the meaning set forth in Section 8.1.

        "FF&E" means furniture, fixtures and equipment.

        "Filings" means any of the following events or occurrences:  if Borrower
(a) files with any bankruptcy court or is the subject of any petition under Title 11 of the U.S. Code, as amended (and with respect to involuntary petitions only (so long as no officer, director, Affiliate of Borrower, related party and/or any other insider of such Borrower is a part of the petitioning creditor group), such petition is not dismissed within one hundred twenty (120) days),
(b) is the subject of any order for relief issued under such Title 11 of the U.S. Code, as amended, (c) files or is the subject of any petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future act or law relating to bankruptcy, insolvency, or other relief for debtors under the laws of the United States, or any state thereof, (and with respect to involuntary petitions only (so long as no officer, director, affiliate of Borrower, related party and/or any other insider of such Borrower is a part of the petitioning creditor group), such petition is not dismissed within one hundred twenty (120) days),
(d) has sought or consented to or acquiesced in the appointment of any trustee, receiver, conservator, or liquidator of any Borrower, or (e) is the subject of any order, judgment, or decree entered by any court of competent jurisdiction approving a petition filed against such party for any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future federal or state act or law relating to bankruptcy, insolvency, or relief for debtors under the laws of the United States, or any state thereof.

        "Fiscal Year" means each twelve month period commencing on January 1 and ending on December 31 during each year of the term of the Loan.

        "GAAP" means generally accepted accounting principles in the United States of America as of the date of the applicable financial report or determination, consistently applied.

        "Governmental Authority" means any court, board, agency, commission, office or authority of any nature whatsoever for any governmental unit of any country (federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence.

        "Ground Lease" means each ground lease to which Borrower is a party, of land upon which any portion of the Restaurant Property is located, as each may from time to time be amended or otherwise modified, renewed or extended in accordance with the terms of this Agreement.

        "Guaranty" means that certain unconditional Guaranty of Parent of even date guarantying all of the Borrower's obligations under this Agreement and the other Loan Documents.

        "Hazardous Materials" means (i) any chemical, material or substance at any time defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous waste", "restricted hazardous waste", "infectious waste", "toxic substances" or any other terms intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, "TCLP toxicity" or "EP toxicity" or words of similar import under any applicable Environmental Laws;
(ii) any oil, petroleum, petroleum fraction or petroleum derived substance;
(iii) any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (iv) any flammable substances or explosives; (v) any radioactive materials; (vi) asbestos in any form; (vii) urea formaldehyde foam insulation;
(viii) electrical equipment which contains any oil or dielectric fluid containing polychlorinated biphenyls; (ix) pesticides; and (x) any other chemical material or substance, exposure to which is prohibited, limited or regulated by any governmental authority or which may or could pose a hazard to health or safety.

        "Impositions" means all real estate and personal property taxes, water, sewer and vault charges and all other taxes, levies, assessments and other similar charges, general and special, ordinary and extraordinary, foreseen and unforeseen, of every kind and nature whatsoever, which at any time prior to, at or after the execution hereof may be assessed, levied or imposed by, in each case, a Governmental Authority upon the Restaurant Property or the Property Income from the Restaurant Property or the ownership, use, occupancy or enjoyment thereof, and any interest, costs or penalties with respect to any of the foregoing.

        "Improvements" means the buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements now or hereafter located at the Restaurants.

        "Indebtedness" means all obligations, contingent and otherwise, that in accordance with GAAP, determined on a consolidated basis, should be classified upon the obligor's balance sheet as liabilities, or to which reference should be made by footnotes thereto, including in any event and whether or not so classified: (a) all debt and similar monetary obligations, whether direct or indirect (including, without limitation, accounts payable and working capital liabilities); (b) all liabilities secured by any mortgage, pledge, security interest, lien, charge, or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; and (c) all guarantees, endorsements of notes and other similar obligations and other contingent obligations, whether direct or indirect, in respect of indebtedness or obligations of others, including any obligation to supply funds to or in any manner to invest in, directly or indirectly, the debtor, to purchase indebtedness, or to assure the owner of indebtedness against loss, through an agreement to purchase goods, supplies, or services for the purpose of enabling the debtor to make payment of the indebtedness held by such owner or otherwise, and the obligations to reimburse the issuer in respect of any letters of credit.

        "Insurance Requirements" means all material terms of any insurance policy required pursuant to this Agreement or the other Loan Documents, all requirements of the issuer of any such policy, and all regulations and then current standards applicable to or affecting the Restaurant Property or any part thereof or any use or condition thereof, which may, at any time, be recommended by the Board of Fire Underwriters, if any, having jurisdiction over the Restaurant Property, or such other body exercising similar functions.

        "Interest Payment Date" means the last Business Day of each calendar quarter, or in the case of the final Interest Period for the Loan, the Maturity Date.

        "Interest Period" means each consecutive three (3) month period, or portion thereof during each calendar year. Each Interest Period shall be a period commencing on an Interest Payment Date through and including the date immediately preceding the next following Interest Payment Date; provided, however, that the first Interest Period shall be the period commencing on the date of the first Advance of the Loan through and including the last Business Day of March, 1996.

        "Interest Rate" means, with respect to any Interest Period, the applicable contract rate of interest payable under and in accordance with the Note and described in Section 2.4.

        "Irvine Restaurant" means the Restaurant located in Irvine, California and listed as item Number 1 on Exhibit A to this Agreement.

        "Legal Requirements" means (i) all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities (including, without limitation, Environmental Laws) affecting the Restaurant Property or any part thereof or the construction, use, alteration or operation thereof, or any part thereof, whether now or hereafter enacted and in force, and all permits, licenses and authorizations and regulations relating thereto, and (ii) all covenants, restrictions, encumbrances and other similar agreements to the extent
enforceable against Borrower, contained in any instruments, either of   record
or known to the Borrower, at any time in force materially affecting the Restaurant Property or any part thereof, including, without limitation, any which may (a) require repairs, modifications or alterations in or to the Restaurant Property or any part thereof, or (b) in any way limit the use and enjoyment thereof.

        "Lender" has the meaning specified in the first paragraph hereof.

        "Lien" means any mortgage, deed of trust, lien, pledge, hypothecation, assignment, security interest, or any other encumbrance, charge or transfer of, on or affecting the Restaurant Property or any portion thereof, or any interest therein, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic's, materialmen's and other similar liens and encumbrances.

        "Liquor Licenses" means any and all licenses and permits required by any Governmental Authorities having jurisdiction over the Restaurant Property for the sale or service of alcoholic beverages at the Restaurant Property in compliance with all Legal Requirements, whether the same have been issued to or are hereafter acquired by Borrower.

        "Loan" means the loan made by Lender to Borrower under the terms of this Agreement as evidenced by the Note and secured by the other Loan Documents executed and delivered by the Borrower.

        "Loan Amount" has the meaning provided in Section 2.1.

        "Loan Documents" means, collectively, this Agreement, the Note, the Assignment of Licenses and Permits, the Security Agreement, the UCC-1 Financing Statements and all other documents or instruments now or hereafter executed or delivered in connection with the Loan.

        "Material Adverse Effect" means any change, circumstance, fact or event that (i) impairs the validity, priority, perfection or enforceability of any of the Loan Documents (unless such effect shall result directly from any activity or inactivity of Lender), (ii) has or could have a material adverse effect on the ability of Borrower and Guarantor collectively to pay the Obligations or
(iii) has or could have a material adverse effect on the physical or financial condition of the Restaurant Property or on the condition (financial or otherwise), operations, business, management or assets of the Borrower taken as a whole.

        "Material Agreements" means (i) any Ground Lease; (ii) each equipment or personal property lease or other contract to which Borrower is a party, and
(iii) all executory construction, engineering, architectural, maintenance and other similar contracts or other agreements affecting the Restaurant Property. Contracts and agreements listed in items (ii) and (iii) shall be included in Material Agreements only if they represent obligations of the Borrower in excess of $25,000.00.

        "Material License" means each material certificate, permit and license of any Governmental Authority, including certificates of occupancy, innkeepers' licenses and Liquor Licenses necessary or desirable for the operation in the ordinary course of business of the Restaurant Property.

        "Maturity Date" means the date on which the final payment of principal of and interest on the Note becomes due and payable as herein and therein provided, whether at stated maturity, by declaration of acceleration, or otherwise, but in no event later than October 10, 2000.

        "Merger Agreement" means that certain Agreement and Plan of Merger between Parent, Lender and CEI Acquisition Corp., dated as of October 10, 1995.

        "Merger Transaction" means the proposed merger of Parent and Lender pursuant to the terms of the Merger Agreement.

        "Note" means that certain Promissory Note made by Borrower in favor of Lender of even date herewith evidencing the Loan, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

        "Obligations" means the repayment of the Loan evidenced by the Note together with all other obligations and liabilities of the Borrower due or to become due to the Lender in respect of the Loan in accordance with any of the Loan Documents, all amounts, sums and expenses paid by or payable to the Lender pursuant to any of the Loan Documents, and all other covenants, obligations and liabilities of the Borrower in respect of the Loan pursuant to any of the Loan Documents, together with all interest thereon and all other sums due in connection therewith.

        "Officer's Certificate" means a certificate delivered to the Lender by the Borrower which is signed by an authorized officer of the Borrower.

        "Operating Expenses" means, with respect to each Fiscal Year and any Interest Period all ordinary, customary and necessary expenses, determined in accordance with GAAP, with respect to such period in connection with the operation, and maintenance of the Restaurant Property, in accordance with the applicable Annual Operating Budget, but excluding depreciation, amortization and payments of interest, principal, or other amounts in respect of any borrowed money.

        "Parent" means Champps Entertainment, Inc., a Minnesota corporation.

        "Payment Date" means the date on which interest is due hereunder or as stated in the Note.

        "Permitted Encumbrances" means, collectively, (a) the Liens and security interests created by the Loan Documents, (b) all Liens, encumbrances and other matters previously disclosed in writing to and approved by Lender, (c) Liens, if any, for Impositions imposed by any Governmental Authority not yet delinquent or being contested in good faith and by appropriate proceedings in accordance with the applicable provisions of the Loan Documents.

        "Person" means any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

        "Policies" has the meaning specified in Section 7.1.

        "Property Income" with respect to any period means (a) the sum of (i) Cash from Operations before Fixed Charges derived in any way from the Restaurant Property during each such period and (ii) the Additional Receipts (except to the extent any such Additional Receipt was previously included in the calculation of Cash from Operations before Fixed Charges) during such period.

        "Release" means any release, spill, emission, leading, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials into the indoor or outdoor environment (including, without limitation, the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials), or into or out of any parcel of land or improvements thereon, including the movement of any Hazardous Material through the air, soil, surface water, groundwater or property.

        "Reports" means any study or report of existing conditions at the Restaurants including environmental, engineering, zoning, structural, traffic, survey, plan, or any other type of report or study prepared in connection with the analysis of any Restaurant Property now or hereafter possessed by Borrower or Parent.

        "Request for Advance" has the meaning set forth in Section 3.1.

        "Restaurant Property" means all of Borrower's interest of every kind and description, now existing or hereafter acquired, in the restaurants listed in Exhibit A (the "Restaurants"), including, but not limited to, all of Borrower's interest in the Ground Lease, Improvements, FF&E, rents, all personal property, goods, accounts, contract rights, insurance proceeds, leases, inventory, goodwill, licenses, permits, approvals, intangibles and all appurtenant rights to each of the foregoing. "Restaurant Property" shall be deemed to include property rights in the Reston Restaurant as the same are developed, created and acquired by Borrower.

        "Reston Restaurant" means the Restaurant to be developed in Reston, Virginia at the location listed as Number 2 on Exhibit A to this Agreement.

        "Restoration" has the meaning set forth in Section 7.2.

        "Security Agreement" shall mean the agreement of even date between Borrower and Lender granting the Lender a first priority security interest in all of the Restaurant Property and all proceeds thereof (subject only to the Permitted Encumbrances).

        "State" means the state, respectively, in which each Restaurant Property is located.

        "Stock Pledge Agreement" means that certain Stock Pledge Agreement of even dated executed by Parent and evidencing a security interest in all of the stock of Borrower in favor of Lender as security for the Guaranty.

        "Survey" means a survey of the real property portion of the Restaurant Property, prepared by a surveyor licensed in the State, which survey is satisfactory to the Lender, and containing a certification of such surveyor satisfactory to the Lender.

        "UCC" or "Uniform Commercial Code" means the Uniform Commercial Code as in effect in the applicable State.

        SECTION 1.2 PRINCIPLES OF CONSTRUCTION. All references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Agreement unless otherwise specified. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, unless otherwise specified. All meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined, unless otherwise specified. All accounting terms not specifically defined herein shall be construed and interpreted, all accounting determinations shall be made, and all financial statements required to be delivered by any Person pursuant to this Agreement shall be prepared in accordance with GAAP, as modified herein.

II.  GENERAL TERMS

        SECTION 2.1 LOAN AMOUNT. Lender agrees to lend to Borrower a principal sum not to exceed $3,000,000, to be advanced to Borrower in accordance with the terms of the Note and this Agreement (the "Loan Amount"), and Borrower agrees to borrow and repay to Lender on or before the Maturity Date the Loan Amount together with interest thereon, all pursuant to and in accordance with the terms and conditions contained in the Note and in this Agreement.

        SECTION 2.2 USE OF PROCEEDS. All proceeds of the Loan shall be advanced to the Borrower, who shall use the proceeds of the Loan solely for (a) refunding to Parent its costs incurred in connection with development of the Irvine Restaurant and (b) costs related to the development of the Reston Restaurant in accordance with the proposed disbursements recited in the appropriate Draw Request submitted to Lender requesting such Advance.

        SECTION 2.3 THE NOTE. The Loan shall be evidenced by the Note. The Loan shall bear interest as provided in the Note and in Section 2.4 hereof. The Note shall be construed in accordance with this Agreement, and shall be secured by the Loan Documents and guaranteed by the Guaranty.

        SECTION 2.4    INTEREST.

               (a) Interest on the Loan Amount and overdue payments thereof shall be computed on the basis of a 360 day year and the actual number of days elapsed with respect to each Advance. During each Interest Period, the principal balance of the Loan Amount that is outstanding from time to time shall bear interest at a rate of ten (10%) percent per annum.

               (b) Overdue principal and, to the extent permitted by applicable law, overdue interest and every other overdue amount payable under this Agreement or any other Loan Document shall bear interest at a rate equal to fourteen (14%) percent per annum (the "Default Rate"). Payment of interest at the Default Rate on overdue amounts will be due and payable on demand.

               (c) Interest on the daily principal balance of the Loan outstanding shall accrue daily and shall be payable quarterly in arrears, commencing on the first Payment Date and thereafter on each succeeding Payment Date; provided, however, that notwithstanding anything to the contrary contained herein, the final payment of accrued interest hereunder shall be paid on the Maturity Date.

        SECTION 2.5    LOAN REPAYMENTS AND PREPAYMENTS.

               (a) REPAYMENTS. The Borrower shall repay the outstanding Loan Amount in full on the Maturity Date of the Loan, together with all accrued interest and other charges to and including the date of repayment.

               (b) VOLUNTARY PREPAYMENTS OF THE LOAN. The Borrower may prepay the Loan in whole or in part, by wire transfer to the Lender of (i) the portion of the Loan Amount then being prepaid, (ii) all interest accrued and unpaid on such amount to and including the date of prepayment as determined by the Lender and (iii) all other charges and sums due under the Loan to and including the date of prepayment, as determined by the Lender. Any such prepayments shall be without penalty or premium.

        SECTION 2.6 MAKING OF PAYMENTS. Each payment by the Borrower hereunder or under the Note shall be made in funds immediately available to the Lender on the date such payment is due. Whenever any payment hereunder or under the Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the immediately preceding Business Day.

III. CONDITIONS PRECEDENT

        SECTION 3.1 CONDITIONS PRECEDENT TO ADVANCES. The obligation of the Lender to make Advances of the Loan ("Advances") hereunder is subject to the fulfillment by the Borrower, to the reasonable satisfaction of Lender, of the following conditions precedent, any of which conditions may be waived by Lender in its sole discretion (the making of such Advance by Lender being deemed a temporary waiver of such conditions, but in no event shall the making of any Advances be deemed a waiver of any conditions to subsequent Advances):

               (a) REPRESENTATIONS AND WARRANTIES; COMPLIANCE WITH CONDITIONS. The representations and warranties of the Borrower contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the Closing Date and on the date of each Advance and no event shall have occurred and be continuing that would constitute, by reason of the execution, delivery and performance of this Agreement or the other Loan Documents, the grant of the Lien on the Restaurant Property contemplated hereby, the making of any Advance, or the consummation of the other transactions contemplated by this Agreement or the other Loan Documents, a Default, or an Event of Default and no Default or Event of Default would occur as a result of the making of the Loan; and the Borrower shall be in compliance in all material respects with all terms and conditions set forth in this Agreement and in each other Loan Document on its part to be observed or performed.

               (b) REQUEST FOR ADVANCE. At such time as Borrower shall desire to obtain an Advance, Borrower shall submit to Lender the following documents and materials at least three (3) Business Days prior to the date of the requested Advance, and no more frequently than once each week (each such submission being referred to herein as a "Request for Advance" or "Request"):

                    (i) a written request for the amount of the Advance desired (not to exceed, together with all other advances previously requested, the Loan Amount);

                    (ii) with respect to Requests for Advances for the Reston Restaurant, a complete and itemized list of the amounts, parties and purposes for and to whom disbursements of the Advance shall be made by Borrower, together with supporting documents reasonably justifying such disbursements, including a current statement of actual consolidated cashflows, uses and needs and Borrower's projections for the period preceding the next anticipated Advance;

                    (iii) a certification that all representations and warranties of Borrower contained in this Agreement and the Loan Documents remain true as of the date of such Draw Request;

                    (iv) with respect to Requests for Advances for the Reston Restaurant only, such other information, documentation and certification as the Lender may reasonably request, evidencing that the conditions described herein have been satisfied.

               (c) APPROVAL. Lender shall review each Request for Advance and on or before the third (3rd) Business Day following submission of such Request for Advance Lender shall either (i) approve such Request for Advance and advance to Borrower the amount stated in such Request, or (ii) deliver to Borrower a written statement explaining the reasons for refusing such Request, including a list of any documents or other materials which Lender shall reasonably require before making the Advance referenced in such Request.

               (d) SECURITY AGREEMENT AND ASSIGNMENT OF LICENSES AND PERMITS. The Lender shall have received from the Borrower fully executed and acknowledged counterparts of the Assignment of Licenses and Permits and the UCC-1 financing statements for recording or filing, in the judgment of the Lender, so as to effectively create upon such recording or filing a valid and enforceable first Lien valid and enforceable first lien or valid and enforceable first priority security interest, as the case may be, upon the Restaurant Property in favor of the Lender, subject only to the Permitted Encumbrances.

               (e) INSURANCE. The Lender shall have received valid certificates of insurance for all of the policies of insurance required by this Agreement to be carried pursuant to Section 7.1 hereof.

               (f) DELIVERY OF ORGANIZATIONAL DOCUMENTS. On or before the Closing Date, the Borrower shall deliver or cause to be delivered to Lender (i) copies, certified by the Borrower of all organizational documentation related to Borrower, (ii) original counterparts of good standing and/or qualification of Borrower to do business, and such other certificates as the Lender may reasonably request, each issued by the appropriate Governmental Authority and
(iii) corporate resolutions and incumbency certifications authorizing the applicable officer of the Borrower to obtain the Loan and to enter into the Loan Documents.

               (g) OPINIONS OF THE BORROWER'S COUNSEL. The Lender shall have received an opinion of counsel for the Borrower (who shall be satisfactory to the Lender), in form and substance reasonably satisfactory to the Lender, dated as of the Closing Date and addressing the corporate power and authority of the Borrower, the execution, delivery and enforceability of the Note, this Agreement, the other Loan Documents, the Guaranty and the Stock Pledge Agreement and addressing such other matters as the Lender may reasonably request.

               (h) COMPLETION OF PROCEEDINGS. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated by this Agreement and the other Loan Documents and all documents incidental thereto shall be satisfactory in form and substance to the Lender, and the Lender shall have received all such counterpart originals or certified copies of such documents as the Lender may reasonably request.

               (i) DELIVERY OF REPORTS. Borrower shall have delivered copies of all Reports to Lender.

               (j) CONSENT OF LANDLORD. The written consent of the landlord under the respective Ground Lease, in form reasonably satisfactory to Lender, evidencing such landlord's consent to the assignment of the Ground Lease from Parent to Borrower, the pledge of the stock of Borrower to Lender pursuant to the Stock Pledge Agreement, and the collateral assignment of the tenant's interest under the respective Ground Lease by Borrower to Lender.

               (k) CONSENT OF BORROWER AND GUARANTOR'S LINE CREDITOR. The written consent and agreement of the lender providing an operating line of credit to Parent ("Line Creditor"), in form reasonably satisfactory to Lender, evidencing (i) the Line Creditor's consent to the assignments and collateral assignments of the Restaurant Property made in connection with the Loan, (ii) agreeing to the release by the Line Creditor of all liens encumbering the Restaurant Property (together with duly executed UCC-3's evidencing the release of such liens), and (iii) agreeing that the Guaranty of Parent given to Lender in connection with the Loan shall enjoy priority that is pari passu with the obligations of Parent to the Line Creditor.

               (l) BASIC CARRYING COSTS. The Borrower shall have paid, or cause to be paid, all Basic Carrying Costs and other Impositions which are currently due and payable.

               (m) BUDGETS. Borrower shall have delivered, and Lender shall have reasonably approved, the Annual Operating Budget for each Restaurant Property.

               (n)  NO LITIGATION, ETC.   No action, suit, proceeding or
investigation, at law or in equity, shall be pending against Borrower or Parent, or in any way with respect to the Restaurant Property before any court, arbitration board or tribunal, public board or body or other Governmental Authority which, if adversely determined, would have a Material Adverse Effect. Any such action, suit, proceeding or investigation is disclosed on SCHEDULE 1.

               (o) LICENSES AND PERMITS. Borrower shall have delivered to Lender copies of all Material Licenses in connection with the operation of the Irvine Restaurant and, in connection with any Advance with respect to the Reston Restaurant, all Material Licenses for the Reston Restaurant.

        SECTION 3.2 COMPLETION OF THE MERGER. The Lender shall be under no obligation to make any Advances of the Loan following the termination of the Merger Agreement for any reason (other than the consummation of the Merger Transaction contemplated thereby).

IV.  REPRESENTATIONS AND WARRANTIES

        SECTION 4.1 BORROWER REPRESENTATIONS. The Borrower represents and warrants that:

               (a) ORGANIZATION. The Borrower has been duly organized and is validly existing with requisite power and authority to own its properties and to transact the businesses in which it is now engaged. The Borrower is in good standing and is duly qualified to do business in each jurisdiction where it is required to be so qualified in connection with its properties, businesses and operations, and the execution and delivery of this Agreement and each other Loan Document to which it is a party and each of the transactions contemplated hereby and thereby. The Borrower possesses all rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to own its properties and to transact the businesses in which it is now engaged and is not in violation of any such rights, licenses, permits and authorizations.

               (b) PROCEEDINGS. The Borrower has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Loan Documents. All Loan Documents have been duly executed and delivered by or on behalf of the Borrower and constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally.

               (c) NO CONFLICTS. The execution, delivery and performance by Borrower of this Agreement and the other Loan Documents will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance (other than pursuant to the Loan Documents) upon any of the property or assets of Borrower pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, partnership agreement or other agreement or instrument to which the Borrower is a party or by which any of the Borrower's property or assets is subject nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Borrower or any properties or assets of the Borrower, and any consent, approval, authorization, order, registration or qualification of or with any court or any such regulatory authority or other governmental agency or body required for the execution, delivery and performance by the Borrower of this Agreement or any other Loan Documents has been obtained and is in full force and effect.

               (d) LITIGATION. There are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or other agency or any claims, arbitrations or investigations now pending or threatened against or affecting the Borrower which actions, suits, proceedings, claims, arbitrations or investigations, if determined against the Borrower or the Restaurant Property, would have a Material Adverse Effect. Except as and to the extent noted therein, all of such actions, suits or proceedings set forth on SCHEDULE 1 are covered by valid insurance policies.

               (e) AGREEMENTS. Borrower is not in default in any material respect in the performance, observance or fulfillment of any of the material obligations, covenants or conditions contained in any material agreement or instrument to which it is a party or by which the Borrower or any or all of its properties are bound.

               (f) TITLE. The Borrower is the holder of the tenant's interest under the Ground Leases to the portion of the Restaurant Property constituting real property and has good, clear and marketable title to its personalty and all other aspects of the Restaurant Property which does not constitute real property, free and clear of all Liens whatsoever except the Permitted Encumbrances. There are no claims for payment for work, labor or materials affecting the Restaurant Property which are or may become a Lien prior to, or of equal priority with, the Lien created by the Loan Documents, other than inchoate Liens which the Borrower shall pay in the ordinary course of business.

               (g) NO BANKRUPTCY FILING. Borrower is not contemplating either a Filing or the liquidation of all or a major portion of the Borrower's assets or property, and Borrower has no knowledge of any Person contemplating such a Filing against it. Borrower has not made and is not the subject of any Filing.

               (h) FULL AND ACCURATE DISCLOSURE. No statement of fact made by the Borrower in this Agreement or in any of the other Loan Documents, and no documents, information and materials delivered by Borrower to the Lender in connection with the Loan, contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not materially misleading. There is no fact presently known to the Borrower which has not been disclosed in writing to Lender and which is likely to have a Material Adverse Effect.

               (i) NO PLAN ASSETS. Borrower is not an "employee benefit plan," as defined in Section 3(3) of ERISA, subject to Title I of ERISA, and none of the assets of any Borrower constitutes or will constitute "plan assets" of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101.

               (j) COMPLIANCE. Except as set forth on SCHEDULE 2, the Borrower and the Restaurant Property and the use thereof comply in all material respects with all applicable Legal Requirements, including, without limitation, building and zoning ordinances the violation of which would have a Material Adverse Effect. Borrower is not in default or violation and has not received notice of a default of any order, writ, injunction, decree or demand of any Governmental Authority, the violation of which would have a Material Adverse Effect.

               (k) CONTRACTS. Except as set forth on SCHEDULE 3, there are no Material Agreements which are not terminable on one month's notice or less without cause and without penalty or premium, and there are no defaults under any material contracts affecting or relating to the Restaurant Property.

               (l) FINANCIAL INFORMATION. All financial data, including, without limitation, the statements of cash flow and income and operating expense, that have been delivered to the Lender (i) are true, complete and correct in all material respects, (ii) accurately represent the financial condition of the Restaurant Property as of the date of such reports in all material respects, and (iii) have been prepared in accordance with GAAP, each consistently applied throughout the periods covered (but omitting footnoted disclosures). Except as otherwise disclosed in such financial statements or notes thereto, there has been no material adverse change in the financial condition of the Borrower or on the results of operations of the Restaurant Property which has a Material Adverse Effect.

               (m) CONDEMNATION. No condemnation or other taking or eminent domain proceeding has been commenced or, to the Borrower's best knowledge, is contemplated with respect to all or any portion of the Restaurant Property or for the relocation of roadways providing access to the Restaurant Property.

               (n) NO OBLIGATIONS. Borrower has not incurred any Indebtedness which is prohibited by this Agreement or the other Loan Documents.

               (o) USE OF PROCEEDS. The proceeds from this Loan have been used by Borrower solely for the purposes described in Section 2.2 hereof.

               (p) UTILITIES AND PUBLIC ACCESS. The Restaurant Property has rights of access to public ways and is served by water, sewer, sanitary sewer and storm drain facilities adequate to service the Restaurant Property for its intended use. All public utilities necessary or convenient to the full use and enjoyment of the Restaurant Property are available at the perimeter of the Restaurant Property.

               (q) REPORTS. All Reports have been previously delivered to Lender. No Report contains any information identifying facts or circumstances that are likely to result in a Material Adverse Effect.

               (r) ENFORCEABILITY. The Loan Documents executed by or otherwise binding upon Borrower are enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting the rights of creditors generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), and are not subject to any right of rescission, set-off, counterclaim or defense by Borrower, including the defense of usury, and Borrower has not asserted any right of rescission, set-off, counterclaim or defense with respect thereto.

               (s)  INTENTIONALLY OMITTED.

               (t) INSURANCE. The Borrower has obtained, or caused to be obtained, and has delivered to Lender the evidence of insurance required under
Section 7.1 of this Agreement.

               (u) USE OF RESTAURANT PROPERTY. The Restaurant Property is used exclusively as a restaurant and other appurtenant and related uses.

               (v)  INTENTIONALLY OMITTED.

               (w) FLOOD ZONE. Borrower is carrying flood insurance in commercially reasonable amounts covering any portion of the Restaurant Property that is located in a flood hazard area as defined by the Federal Insurance Administration.

               (x) PHYSICAL CONDITION. With respect to the Irvine Restaurant, the Restaurant Property, including, without limitation, all buildings, improvements, parking facilities, sidewalks, storm drainage system, roof, plumbing system, HVAC system, fire protection system, electrical system, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components (i) is in good condition, order and repair in all material respects, (ii) have no structural or other material defects whether latent or otherwise, and Borrower has not received notice from any insurance company, bonding company, tenant, Governmental Authority or other Person, of any defects or inadequacies in the Restaurant Property, or any part thereof, which would adversely affect the value of the Restaurant Property, the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond, and (iii) are structurally and physically sound.

               (y)  INTENTIONALLY OMITTED.

               (z)  INTENTIONALLY OMITTED.

               (aa) MATERIAL LICENSES. SCHEDULE 4 accurately and completely lists each Material License necessary or desirable for the operation of the Restaurant Property, including alcohol beverage licenses and other related permits, agreements, leases or management agreements necessary or desirable for the provision of alcohol at the Restaurant Property. Except as otherwise set forth in SCHEDULE 4 (as the same may be updated from time to time), each such alcohol beverage license and other agreements and all of the other Material Licenses are validly issued and in full force and effect, and each of the holders of such licenses and agreements have fulfilled and performed in all material respects all of their respective obligations with respect thereto and have all requisite corporate or other power and authority to operate thereunder. Except as otherwise set forth on SCHEDULE 5 (as the same may be updated from time to time), there is no outstanding notice from any Governmental Authority to the effect that any such holder fails to hold any Material License necessary for the operation of the Restaurant Property or of any violation by any party of any Material License or other similar agreements (other than violations that are not material), and no such Material License is presently suspended or subject to any pending or overtly threatened legal, administrative or investigatory proceeding that could result in a suspension or revocation of such Material License.

               (bb) MATERIAL AGREEMENTS. SCHEDULE 5 accurately and completely lists all executory Material Agreements affecting the Restaurant Property. Except as otherwise set forth on SCHEDULE 5 (as the same may be updated from time to time), the Borrower is not in default, nor does the Borrower know of any claim by any Person that Borrower is or, upon the passage of time or giving of notice or both, will be in default under any material term of any Material Agreement to which the Borrower is a party or by which the Borrower or the

Restaurant Property may be bound, except for such defaults that will not result in a Material Adverse Effect. Except as set forth on SCHEDULE 5 (as the same may be updated from time to time), all of the Material Agreements relating to the Restaurant Property are valid, subsisting agreements of the parties thereto and are in full force and effect. Except as otherwise set forth on SCHEDULE 5 (as the same may be updated from time to time), to the knowledge of the Borrower, there exists no violation or breach of any material term of any Material Agreement on the part of any Person (other than Borrower as provided above) that is a party to such agreement, which violation or breach will, or in the reasonable business judgment of the Borrower, is likely to have a Material Adverse Effect. Except as otherwise set forth on SCHEDULE 5, none of the Material Agreements listed therein contains any provision restricting the incurring of indebtedness by the Borrower or that, in the reasonable business judgment of the Borrower, is likely to result in a Material Adverse Effect.

        SECTION 4.2 SURVIVAL OF REPRESENTATIONS. The Borrower agrees that all of the representations and warranties of the Borrower set forth in Section
4.1 and elsewhere in this Agreement and in the other Loan Documents shall survive for so long as any Obligations remain outstanding under any of the Loan Documents, including for so long as any amount remains owing to the Lender under this Agreement or any of the other Loan Documents by the Borrower. All representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents by the Borrower shall be deemed to have been relied upon by the Lender notwithstanding any investigation heretofore or hereafter made by the Lender or on its behalf.

V.   AFFIRMATIVE COVENANTS

        SECTION 5.1 BORROWER COVENANTS. From the date hereof and until payment and performance in full of all Obligations, the Borrower hereby covenants and agrees with the Lender that:

               (a) EXISTENCE; COMPLIANCE WITH LEGAL REQUIREMENTS; INSURANCE. Borrower shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, licenses, permits and franchises and comply with all Legal Requirements applicable to it. Borrower shall at all times maintain, preserve and protect all franchises and trade names and preserve all the remainder of its property used or useful in the conduct of its business and keep the Restaurant Property in good working order and repair, and from time to time make, or cause to be made, all necessary repairs, renewals, replacements, betterments and improvements thereto, as provided herein and in the other Loan Documents. The Borrower shall keep the Restaurant Property insured at all times, by insurers satisfactory to the Lender, to such extent and against such risks, and maintain liability and such other insurance, as is more fully provided in this Agreement.

               (b) IMPOSITIONS AND OTHER CHARGES. The Borrower shall pay and discharge or cause to be paid and discharged all Impositions, now or hereafter levied or assessed or imposed against the Restaurant Property or any part thereof and shall pay all ground rents, maintenance charges, and license fees, now or hereafter levied or assessed or imposed against the Restaurant Property or any part thereof (the "Other Charges") prior to delinquency but subject to Borrower's right to contest such amounts as set forth below. The Borrower will deliver to the Lender, promptly upon the Lender's reasonable request, evidence satisfactory to the Lender that the Impositions and Other Charges have been so paid or are not then delinquent. The Borrower shall not suffer, and the Borrower shall promptly cause to be paid and discharged, any Lien or charge whatsoever which may be or become a Lien or charge against the Restaurant Property except only as and to the extent the same may be contested hereunder and shall promptly pay, or cause to be paid, all utility services provided to the Restaurant Property. The Borrower shall furnish to the Lender or its designee receipts for the payment of the Impositions and Other Charges prior to the date the same shall become delinquent. After prior written notice to the Lender, the Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any Impositions or Other Charges, provided that (i) no Event of Default has occurred and remains uncured, (ii) such proceeding shall suspend the collection of the Impositions or Other Charges,
(iii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower is subject and shall not constitute a default thereunder, (iv) neither the Restaurant Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, canceled or lost, and (v) the Borrower shall have furnished such security as may be required in the proceeding, or as may be requested by the Lender to insure the payment of any such Impositions or Other Charges, together with all interest and penalties thereon.

               (c) LITIGATION. The Borrower shall give prompt written notice after obtaining knowledge thereof to the Lender of any litigation or governmental proceedings pending or threatened against Borrower, Parent or the Restaurant Property which would have a Material Adverse Effect on the condition (financial or otherwise) of such Person or the Restaurant Property, as the case may be.

               (d) ACCESS TO PREMISES. The Borrower shall permit agents, representatives and employees of the Lender, on one occasion per quarter and with twenty-four hours' advance notice (i) to inspect all or any part of the Restaurant Property and (ii) to have access to the books and records for the Restaurant Property, PROVIDED, however, that Lender and its agents, representatives and employees shall have the unlimited right to inspect the Restaurant Property and the Borrower's books and records following an Event of Default. Borrower shall furnish Lender, within ten (10) days of Borrower's receipt, copies of all inspection reports on the Restaurant Property by or on behalf of any governmental or quasi-governmental agency, insurance company or any other Person.

               (e) NOTICE OF DEFAULT. The Borrower shall promptly (and in any event, within 48 hours of any such occurrence) advise the Lender of any change, occurrence or event which has or could be expected to have a Material Adverse Effect or the occurrence of any default or Event of Default of which the Borrower has knowledge. If any Person, other than the Lender, shall give any notice or take any other action in respect to (x) a claimed default (whether or not constituting an Event of Default) under this Agreement or (y) a claimed failure by Borrower to comply with any term, condition or provision of or under any note, evidence of Indebtedness, indenture or other obligation to which or with respect to which Borrower is a party or obligor, whether as principal or surety, the Borrower shall forthwith give written notice thereof to the Lender describing the notice or action and the nature of the claimed failure to comply.

               (f) ENVIRONMENTAL EVENTS. The Borrower will promptly give notice in writing to the Lender (i) upon obtaining knowledge of any violation of any Environmental Law regarding the Restaurant Property (ii) upon obtaining knowledge of any known Release in violation of any Legal Requirements, of any Hazardous Material at, from or into the Restaurant Property which it reports in writing or is reportable by it in writing to any Governmental Authority or which is material in amount or nature or which could materially affect the value of the Restaurant Property; (iii) upon receipt of any notice of material violation of any Environmental Laws or of any Release of Hazardous Materials in violation of any Environmental Laws, including a notice or claim of liability or potential responsibility from any third party (including without limitation any federal, state or local governmental officials) and including notice of any formal inquiry, proceeding, demand, investigation or other action with regard to (A) contamination on, from or into the Restaurant Property, or (B) investigation or remediation of off-site locations at which Borrower or any of its predecessors are alleged to have directly or indirectly disposed of Hazardous Materials; or (iv) upon obtaining knowledge that any expense or loss has been incurred by such Governmental Authority in connection with the assessment, containment, removal or remediation of any Hazardous Materials with respect to which Borrower may be liable or for which a lien may be imposed on the Restaurant Property.

               (g)  ENVIRONMENTAL INDEMNITY.   Borrower shall protect,
indemnify, and hold harmless Lender from and against all liabilities, obligations, claims, demands, damages, penalties, causes of action, losses, fines, costs and expenses (including without limitation reasonable attorneys' fee and disbursements), imposed upon or incurred by or asserted against Lender by reason of (a) the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release, or threatened release of any Hazardous Substance on, from or affecting the Restaurant Property; (b) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Substance; (c) any lawsuit brought or threatened, settlement reached, or government order relating to such Hazardous Substance; and (d) any violation of the Environmental Laws, which are based upon or in any way related to such Hazardous Substance including, without limitation, the costs and expenses of any remedial work, attorney and consultant fees and disbursements, investigation and laboratory fees, court costs, and litigation expenses.

               (h) COOPERATE IN LEGAL PROCEEDINGS. Borrower shall cooperate fully with Lender with respect to any proceedings before any court, board or other Governmental Authority which may in any way affect the rights of Lender hereunder or any rights obtained by Lender under any of the Loan Documents and, in connection therewith, permit Lender, at its election, to participate in any such proceedings. Provided, however, nothing contained in the preceding sentence shall require Borrower to cooperate with Lender in any such proceeding where Borrower's interests are adverse to those of Lender.

               (i) INSURANCE BENEFITS. The Borrower shall cooperate with the Lender in obtaining for the Lender (subject to disbursement by Lender as provided herein) the benefits of any insurance proceeds lawfully or equitably payable to Borrower in connection with the Restaurant Property or any part thereof, and the Lender shall be reimbursed for any reasonable expenses incurred in connection therewith (including attorneys' fees and disbursements) out of such insurance proceeds.

               (j) FURTHER ASSURANCES; SUPPLEMENTAL AFFIDAVITS. (i) The Borrower shall, at its sole cost and expense:

                    (i) execute and deliver to the Lender such documents, instruments, certificates, assignments and other writings, and do such other acts necessary or desirable, to evidence, preserve and/or protect the collateral at any time securing or intended to secure the obligations of the Borrower under the Loan Documents, as the Lender may reasonably require; and

                    (ii) do and execute all and such further lawful acts, conveyances and assurances for the better and more effective carrying out of the intent and purposes of this Agreement and the other Loan Documents, as the Lender shall reasonably require from time to time.

                    (iii) pay all state, county and municipal recording and all other taxes imposed upon the execution and recordation of any and all Loan Documents.

               (k) MANAGEMENT OF PROPERTY. The Borrower shall manage the Restaurant Property in a first-class manner, and in the manner that an experienced and reputable, independent third-party manager would manage a first-class Restaurant property similar to the Restaurant Property. The Borrower covenants and agrees that it shall at all times during the term of the Loan maintain worker's compensation insurance to the extent required by Governmental Authorities with respect to the management of the Restaurant Property. The Borrower shall keep the Restaurant Property in good working order and condition, ordinary wear and tear accepted. The Borrower shall comply, and shall cause the Restaurant Property to comply with the requirements of all Governmental Authorities and Legal Requirements.

               (l)  FINANCIAL REPORTING.

                    (i) The Borrower will furnish to the Lender monthly, within forty-five (45) days following the end of each month, for the period beginning on the first day and ending on the last day of the preceding month (the "Reporting Period") internal management reports prepared by Borrower (if any) with respect to the Restaurant Property.

                    (ii) The Borrower will keep and maintain or will cause to be kept and maintained on a Fiscal Year basis, in accordance with GAAP (but omitting footnoted disclosures), proper and accurate books, records and accounts reflecting all of the financial affairs of the Borrower and all items of income and expense in connection with the operation of the Restaurant Property and in connection with any services, equipment or furnishings provided in connection with the operation of the Restaurant Property. After the occurrence and during the continuation of an Event of Default, the Borrower shall pay any costs and expenses incurred by the Lender to examine the Borrower's accounting records with respect to the Restaurant Property, as the Lender shall determine to be necessary or appropriate in the protection of the Lender's interest.

                    (iii) The Borrower shall furnish to the Lender, within ten (10) Business Days after request, such further detailed information with respect to the operation of the Restaurant Property and the financial affairs of the Borrower as may be maintained by Borrower reasonably requested by the Lender. Together with the financial statements and information required under this Section 5.1(l), the Borrower shall furnish to the Lender an Officer's Certificate certifying as of the date thereof
     (A) that such financial statements and information accurately represent the financial condition of the Borrower and the Restaurant Property, and
     (B) whether there exists an event or circumstance which constitutes a default or Event of Default under the Loan Documents and if such default or Event of Default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy the same.

                    (iv) As soon as available and in any event within forty-five (45) days after the end of each fiscal quarter, the Borrower will deliver to Lender the consolidated and consolidating balance sheets of Borrower as at the end of such fiscal quarter and the related consolidated and consolidating statements of income, stockholders' equity, a calculation of Cash from Operations before Fixed Charges, Property Income, Deductible Disbursements, Additional Receipts, together with a reconciliation of cash in the form of a statement of changes in financial position, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous fiscal year and the corresponding figures from the Annual Operating Budget for the current Fiscal Year, all in reasonable detail and certified by the Chief Financial Officer of the Borrower as fairly presenting the official condition of Borrower on the dates indicated and the results of its operations and its cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments.

                    (v)  As soon as available and in any event within ninety
     (90) days after the end of each Fiscal Year, the Borrower will deliver to Lender the consolidated and consolidating balance sheets of the Borrower and for the Restaurant Property as at the end of such Fiscal Year and the related consolidated and consolidating statements of income, stockholders' equity, cash flows, and a calculation of Cash from Operations before Fixed Charges, Property Income, Deductible

     Disbursements, and Additional Receipts, for such Fiscal Year, together with a reconciliation to cash in the form of a statement of changes in financial position, setting forth in each case in comparative form the corresponding figures for the previous fiscal year and the corresponding figures from the Annual Operating Budget for the Fiscal Year covered by such financial statements, all in reasonable detail and certified by the Chief Financial Officer of Borrower as fairly presenting the financial condition of Borrower on the dates indicated and the results of its operations and its cash flows for the periods indicated.

                    (vi) In addition, at least forty-five (45) days prior to the end of any Fiscal Year, Borrower shall deliver to Lender a proposed Annual Operating Budget which Annual Operating Budget shall include, without limitation, monthly projected balance sheets and statements of income, and cash flows for such Fiscal Year, annual projected statements of income and cash flows, and projected Property Income for such Fiscal Year itemized as to revenue source, in each case signed by the Chief Financial Officer of Borrower. Within thirty (30) days after receipt thereof, Lender shall give notice to Borrower whether the Lender approves or disapproves each such proposed Annual Operating Budget, which approval shall not be unreasonably withheld or delayed. In a case of disapproval, such notice shall state the reasons for such disapproval and shall indicate the changes the Lender requires thereto, and within ten (10) days after receipt of any such notice of disapproval, Borrower shall deliver to the Lender a proposed Annual Operating Budget revised in accordance with such notice. Borrower may from time to time deliver to the Lender proposed modifications to any Annual Operating Budget which modifications shall be subject to the Lender's approval as provided above and shall, in any event, promptly deliver to Lender copies of any other significant projections that Borrower prepares or receives and revisions of all such projections. Borrower shall use reasonable efforts at all times to operate and maintain the Restaurant Property, or cause the Restaurant Property to be operated and maintained, in a manner consistent with the applicable Annual Operating Budget.

                    (vii)     Borrower will furnish to Lender, within twenty
     (20) days after the date requested, such further detailed information with respect to the operation of the Restaurant Property and the financial affairs of Borrower as may be reasonably requested by Lender.

               (m) BUSINESS AND OPERATIONS. The Borrower will qualify to do business and will remain in good standing under the laws of each jurisdiction as and to the extent the same are required for the ownership, maintenance, management and operation of the Restaurants.

               (n)  TITLE TO PROPERTIES.  The Borrower will warrant and defend
(i) the title to the Restaurant Property and every part thereof, subject only to Permitted Encumbrances, and (ii) the validity and priority of the lien of the Loan Documents subject only to Permitted Encumbrances, in each case against the claims of all Persons whomsoever. Borrower shall reimburse the Lender for any losses, costs, damages or reasonable expenses

(including reasonable attorneys' fees and court costs) incurred by the Lender if an interest in all or any part of the Restaurant Property, other than as permitted hereunder, is claimed by another Person.

               (o) COSTS OF ENFORCEMENT. In the event (i) that the Lender exercises its rights under this Agreement or any Loan Documents for collection, suit, action or foreclosure, (ii) of the bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of Borrower or an assignment by Borrower for the benefit of its creditors, Borrower, its successors or assigns, shall be chargeable with and agree to pay all costs of collection and defense, including reasonable attorneys' fees in connection therewith and in connection with any appellate proceeding or post-judgment action involved therein, which shall be due and payable together with all required service or use taxes.

               (p) ESTOPPEL STATEMENT. The Borrower within 10 days after request from the Lender, shall from time to time furnish to the Lender a statement, duly acknowledged and certified by Borrower, setting forth (a) the amount then owing by the Borrower in respect of the Indebtedness under this Agreement, (b) the date through which interest on the Loan has been paid, and
(c) any offsets, counterclaims, credits or defenses to the payment of the Borrower's obligations under the Loan Documents and acknowledging that this Agreement and the other Loan Documents executed and delivered by, or applicable to, the Borrower are legal, valid and binding obligations of the Borrower and have not been modified or, if modified, giving the particulars of such modification.

               (q) LOAN PROCEEDS. Borrower shall use the proceeds of the Loan received by it only for the purposes set forth in Section 2.2.

               (r) PERFORMANCE BY THE BORROWER. Borrower shall in a timely manner observe, perform and fulfill each and every covenant, term and provision of each loan document executed and delivered by, or applicable to, Borrower with respect to this Loan and all other obligations for borrowed money. Borrower shall in a timely manner observe, perform and fulfill each and every material covenant, term and provision of any agreement or contract relating to any other Indebtedness of the Borrower.

               (s) LEASING MATTERS. Borrower shall not enter into, amend, terminate or otherwise modify any lease or any material obligation thereunder without the prior written consent of the Lender having been received in each case.

               (t) PRINCIPAL PLACE OF BUSINESS. The Borrower shall not change its name or principal place of business without first giving the Lender thirty
(30) days' prior written notice.

               (u) APPRAISALS. If, at any time, Borrower shall prepare or cause to be prepared or shall receive any appraisal or other third party assessment or report of value for any of the Restaurant Property for any purpose, Borrower shall immediately provide or cause to be provided to the Lender a copy of such appraisal, assessment or report.

               (v)  COMPLIANCE.  Borrower shall operate the Restaurant Property
(i) in accordance with the terms and conditions of this Agreement, and (ii) all Legal Requirements. Borrower shall immediately notify Lender (a) upon the receipt of any notice regarding a default under any of the foregoing and (b) if it has knowledge of the existence of any such default.

               (w) OPERATING PERMITS AND LIQUOR AND FOOD LICENSES. Unless otherwise approved in writing by Lender, Borrower shall obtain and maintain all operating permits and liquor (subject to the terms of Section 5.2) and food licenses required to operate the Restaurant Property as a full service restaurant in accordance with the Legal Requirements and this Agreement. Borrower shall promptly upon receipt submit to Lender copies of all inspection reports, including, but not limited to, health and fire inspection reports, and all other notices and/or operating permits and licenses from applicable Governmental Authorities to Borrower immediately upon receipt.

               (x) TERMINATION OF MATERIAL LICENSES AND MATERIAL AGREEMENTS. The Borrower shall keep in full force and effect and not terminate, surrender or amend any Material License or any Material Agreement, the loss, termination, surrender or amendment of which would, after giving effect to any replacement license or agreement then or theretofore obtained, result in a Material Adverse Effect. The foregoing covenant shall be subject to the terms of Section 5.2 to the extent Borrower has not yet obtained Liquor Licenses issued in its own name.

               (y) HANDICAPPED ACCESS. Borrower agrees that the Restaurant Property shall at all times strictly comply, to the extent applicable, with the requirements of the Americans with Disabilities Act of 1990, the Fair Housing Amendments Act of 1988 (if applicable), all state and local laws and ordinances related to handicapped access and all rules, regulations, and orders issued pursuant thereto including, without limitation, the Americans with Disabilities Act Accessibility Guidelines for Buildings and Facilities.

        SECTION 5.2 LIQUOR LICENSES. Borrower covenants to use its best efforts to obtain (at its own expense) from the appropriate Governmental Authorities having jurisdiction over the Restaurant Property all Liquor Licenses, properly issued in the name of Borrower and shall deliver copies thereof to Lender upon its receipt thereof but in no event later than May 15, 1996. On or before May 31, 1996, Borrower shall execute such documents or agreements as Lender shall reasonably request in order to create an enforceable, perfected, first priority security interest in the Liquor Licenses in favor of Lender (subject only to the Permitted Encumbrances) as further security for the performance of Borrower's obligations under this Agreement and the other Loan Documents. If security interests in Liquor Licenses are prohibited by the State, then, at the election of Lender, Borrower shall enter into a lease/management agreement arrangement, evidenced by documents approved by Lender, in order to insure the continued service of alcoholic beverages at the Restaurant Property following the exercise of any of Lender's remedies following a default under this Agreement or any other Loan Documents, until such time as Lender or Lender's designee shall receive new Liquor Licenses issued in the name of Lender or Lender's designee.

VI.  NEGATIVE COVENANTS

     SECTION 6.1 BORROWER NEGATIVE COVENANTS. From the date hereof until payment and performance in full of all Obligations, the Borrower covenants and agrees with the Lender that it will not do, directly or indirectly, or permit, directly or indirectly, any of the following:

               (a) INDEBTEDNESS. Borrower shall not, without the prior written consent of Lender, incur any Indebtedness other than the Loan.

               (b) LIENS. The Borrower shall not, without the prior written consent of the Lender, create, incur, assume, guarantee or suffer to exist any Lien on the Restaurant Property or any portion thereof, except:

                    (i)    Permitted Encumbrances;

                    (ii) Liens for taxes, assessments or other governmental charges not yet delinquent or which are being diligently contested in good faith and by appropriate proceedings as permitted hereunder, if (A) reserves in an amount not less than the tax, assessment or governmental charge being so contested shall have been deposited in cash (or cash equivalents) with the Lender to be held during the pendency of such contest, or such contested amount shall have been duly bonded by the Borrower in accordance with applicable law, (B) no risk of sale, forfeiture or loss of any interest in the Restaurant Property or any part thereof arises during the pendency of such contest and (C) such contest does not have an adverse effect on the Restaurant Property;

                    (iii) Carriers', warehousemen's, mechanic's, materialmen's, repairman's and other similar Liens arising in the ordinary course of business and which are being diligently contested in good faith and by appropriate proceedings in accordance with the provisions here of or of the Loan Documents, as applicable, if (A) (i) reserves in an amount not less than the claim secured by such Lien which is the subject of such contest shall have been deposited in cash (or cash equivalents) with the Lender, to be held during the pendency of such contest, or (ii) the Borrower has caused such contested Lien to be duly bonded in accordance with applicable law, (B) no risk of sale, forfeiture or loss of any interest in the Restaurant Property or any part thereof arises during the pendency of such contest and (C) such contest does not have an adverse effect on such Restaurant Property; and

                    (iv) Provided that no Event of Default shall have occurred and be continuing, Borrower shall have the right to lease or acquire FF&E subject to leases, loan documents and other agreements as may be consented to by Lender, such consent not to be unreasonably withheld or delayed, provided further that any such additional agreements shall be entered into with a Person in the ordinary course of business and upon arm's-length commercially reasonable terms and conditions.

               (c) DISSOLUTION; ISSUE OF STOCK. Borrower shall not dissolve, terminate, liquidate, merge with or consolidate into another Person. Borrower shall not issue any shares of Borrower's stock other than those shares that have been issued to Parent as of the date hereof.

               (d) CHANGE IN BUSINESS. Borrower shall not enter into any line of business other than its current business, or make any material change in the scope or nature of its business objectives, purposes or operations, or undertake or participate in activities, directly or through Persons in which it owns interests, other than the continuance of its present business.

               (e) DEBT CANCELLATION. Borrower shall not cancel or otherwise forgive or release any claim or debt owed to Borrower by any Person, except for adequate consideration and in such Borrower's prudent business judgment.

               (f) AFFILIATE TRANSACTIONS. Borrower shall not enter into, or be a party to, any transaction with an Affiliate except in the ordinary course of business and on terms which are fully disclosed in writing to the Lender in advance and are no less favorable to Borrower than would be obtained in a comparable arm's-length transaction with an unrelated third party.

               (g) ZONING. Borrower shall not initiate or consent to any zoning reclassification of any portion of the Restaurant Property or seek any variance under any existing zoning ordinance or use or permit the use of any portion of the Restaurant Property in any manner that could result in such use becoming a non-conforming use under any applicable zoning ordinance or any other applicable land use law, rule or regulation, without the prior consent of the Lender.

               (h) ORGANIZATIONAL DOCUMENTS; PROPERTY AGREEMENTS, ETC. Borrower shall not enter into, acquiesce in, suffer or permit any amendment, restatement or other modification of any of its respective organizational documents and other agreements without the prior written consent of Lender, if such amendment, restatement or modification could reasonably be expected to have a Material Adverse Effect, or if such amendment, restatement or modification violates (or would cause the violation of) any term of any Loan Document.

               (i) RESTRICTION ON DISPOSITIONS, TRANSFERS. Borrower shall not sell, assign, lease, transfer, convey, encumber or otherwise dispose of or enter into any agreement for the sale, assignment, lease, transfer, conveyance, encumbrance or other disposition, directly or indirectly, the Restaurant Property or any portion thereof, FF&E or any interest therein, without in each case obtaining the prior written consent of the Lender except for the disposition of personal property in the ordinary course of business which is replaced with personal property of equal or greater value and utility.

        SECTION 6.2 PERMITTED TRANSACTIONS. During such time as there exists no Event of Default, no provision of this Agreement or any of the other Loan Documents shall be deemed to prohibit, or to require the Lender's consent to, transfers of Property Income between the Borrower and Parent.


VII. SPECIAL PROVISIONS

        SECTION 7.1    INSURANCE.

               (a) The Borrower shall, at its sole cost and expense, keep the Restaurant Property insured during the entire term of this Agreement for the mutual benefit of Borrower and the Lender by insurance policies with coverages and in the amounts shown on Exhibit B (the "Policies").

               (b) In the event the Borrower fails, to provide, maintain, keep in force, or deliver and furnish to the Lender evidence of the Policies required hereunder, the Lender may procure such insurance for such risks covering the Lender's interest, and the Borrower will reimburse the Lender for all premiums paid by the Lender, together with interest thereon at the Default Rate from the date of demand, promptly upon demand by the Lender. Until such payment is made by the Borrower, the amount of all such premiums, together with interest thereon at the Default Rate, shall be a part of the Indebtedness and secured by the Loan Documents.

        SECTION 7.2    CASUALTY AND APPLICATION OF PROCEEDS.

               (a) The Borrower shall give prompt written notice to the Lender of damage to or destruction of all or any portion of the Restaurant Property (any such event being herein referred to as a "Casualty"). Any insurance proceeds in respect of a Casualty with respect to the Restaurant Property, net of costs and expenses incurred by the Lender in collecting the same, shall be referred to herein as "Casualty Insurance Proceeds." All Casualty Insurance Proceeds shall be applied and disbursed in accordance with the provisions of this Section.

               (b) Any amount of the Casualty Insurance Proceeds received by the Lender may, in the Lender's discretion, be either retained and applied by the Lender toward payment of the Loan in such priority and proportion as the Lender in its discretion shall deem proper or, at the discretion of the Lender, either in whole or in part to pay for the costs and expenses of restoring, replacing, rebuilding and repairing the Restaurant Property in question as nearly as possible to the condition Restaurant Property was in immediately prior to such fire or other casualty upon such terms and conditions as the Lender shall designate.

               (c) Notwithstanding the foregoing, in the event of a casualty with respect to the Restaurant Property, the net amount of all insurance proceeds received by the Lender with respect to such damage or destruction, after deduction of the costs and expenses incurred by the Lender in collecting the same (the "Net Proceeds") shall be disbursed by the Lender in accordance with the terms and conditions set forth herein to pay for the costs and expenses of the Restoration (hereinafter defined) provided (i) no Default or Event of Default has occurred and remains uncured under this Agreement, the Note or any of the other Loan Documents, (ii) the Borrower proceeds promptly after the insurance claims are settled with the restoration, replacement, rebuilding or repair of the Restaurant Property as nearly as possible to the condition the Restaurant Property was in immediately prior to such fire or other casualty (the "Restoration"), (iii) the Restoration shall be done in compliance with all applicable laws, rules and regulations, the Ground Lease and the Permitted Encumbrances, (iv) plans and specifications in connection with the Restoration shall be submitted to the Lender and shall be subject to the Lender's prior reasonable approval, (v) the Borrower carries builder's risk insurance satisfactory to the Lender, (vi) all costs and expenses incurred by the Lender in connection with making the Net Proceeds available for the Restoration of the Restaurant Property including, without limitation, counsel fees and inspecting engineer fees incurred by the Lender, shall be paid by the Borrower, (vii) the Restaurant Property as restored, in the judgment of the Lender, will generate sufficient income to pay all expenses in connection with the operation thereof and (viii) Lender shall have received evidence satisfactory to it that, during the period of the Restoration, the sum of (A) income derived from the Restaurant Property, as determined by the Lender, plus
(B) proceeds of business interruption insurance, if any, to be paid will equal or exceed expenses in connection with the operation of the Restaurant Property all as determined by the Lender in its sole discretion.

               (d) The Net Proceeds shall be held in trust by the Lender in an interest-bearing account with all interest thereon to be used in connection with the Restoration as herein set forth, or applied to the Obligations as set forth below, and shall be paid by the Lender to, or as directed by the applicable Borrower less customary retainage, from time to time during the course of the Restoration (but not more frequently than once per month), upon receipt of evidence, satisfactory to the Lender, that (i) all materials installed and work and labor performed (except to the extent they are to be paid for out of the requested payment) in connection with the Restoration have been paid for in full, (ii) no mechanics' or other liens or encumbrances on the Restaurant Property arising out of the Restoration exist which have not been bonded or otherwise discharged or released, and (iii) the balance of the Net Proceeds plus the balance of any deficiency deposits given by the Borrower to the Lender pursuant to the provisions of this paragraph hereinafter set forth shall be sufficient to pay in full the balance of the cost of the Restoration.

               (e) The excess, if any, of the Net Proceeds shall be applied by Lender to the balance of the Loan. If at any time the Net Proceeds, or the undisbursed balance thereof, shall not in the opinion of the Lender be sufficient to pay in full the balance of the cost of the Restoration, the Borrower shall deposit the deficiency with the Lender in an interest-bearing account before any further disbursement of the Net Proceeds shall be made.

        SECTION 7.3    CONDEMNATION AND APPLICATION OF PROCEEDS.

               (a) The Borrower shall promptly give the Lender notice of the actual or threatened commencement of any condemnation or eminent domain proceeding relating to any portion of the Restaurant Property and shall deliver to the Lender copies of any and all papers served in connection with such proceedings. All proceeds or awards resulting from any condemnation or eminent domain proceeding relating thereto shall be paid to the Lender. Any condemnation award or proceeds received by the Lender may, in the Lender's discretion, be retained and applied by the Lender toward payment of the Loan in such priority and proportions as the Lender in its discretion shall deem proper.

               (b) Notwithstanding any taking by any public or quasi-public authority through eminent domain or otherwise (including but not limited to any transfer made in lieu of or in anticipation of the exercise of such taking), the Borrower shall continue to pay the Loan at the time and in the manner provided for its payment in the Note and the Loan shall not be reduced until any award or payment therefor shall have been actually received and applied by the Lender, after the deduction of expenses of collection, to the reduction or discharge of the Loan. The Lender shall not be limited to the interest paid on the award by the condemning authority but shall be entitled to receive out of the award interest at the rate or rates provided herein and in the Note.

        SECTION 7.4 PLEDGE AND GRANT OF SECURITY INTEREST. As collateral security for its obligations under the Loan Documents, including, without limitation, its obligations in respect of the Loan, Borrower hereby (i) grants to Lender the right to receive all Property Income to be received by or on behalf of Borrower from the Restaurant Property and (ii) pledges and assigns to Lender a continuing possessory lien upon and security interest in all of Borrower's right, title and interest in and to the Property Income from the Restaurant Property. Borrower's grant, pledge and assignment contained in the preceding sentence shall only be effective following an Event of Default.

        SECTION 7.5 PERMITTED ENCUMBRANCES. Any capitalized lease encumbering any FF&E located at either of the Restaurants shall be deemed to be a Permitted Encumbrance hereunder only upon satisfaction of the following conditions:

               (a) Borrower shall have executed and delivered such lease in its own name and delivered a copy of such lease to Lender;

               (b) such lease (i) shall encumber only FF&E located at a single Restaurant, (ii) shall contain no provision which would have the effect of cross-collateralizing such lease with collateral located anywhere other than at such Restaurant, and (iii) shall contain no provision which would have the effect of cross-defaulting such lease with the obligations of Borrower or any other Person contained in any agreement other than such lease;

               (c) the total amount of Borrower's financial obligations under such lease shall not exceed $900,000.00; and

               (d) Borrower shall collaterally assign such lease to Lender, and Lender shall have received from the lessor under the lease a written consent to such collateral assignment, together with an acknowledgment that Lender may succeed to the Borrower's interest under such lease provided Lender performs the obligations of Borrower thereunder.


VIII.          DEFAULTS

        SECTION 8.1 EVENT OF DEFAULT. In case of the occurrence of any of the following events (each, an "Event of Default"):

                    (i) if the Borrower fails to make any payment of interest on the Loan or any other amount payable by the Borrower hereunder or under any Loan Document within fifteen (15) days after the delivery to Borrower of notice by Lender making demand therefor;

                    (ii) if the Borrower fails to pay any portion of the principal, interest or other amounts owing with respect to the Loan on the Maturity Date;

                    (iii) if any representation or warranty made by Borrower herein, in any other Loan Document or in any report, certificate, financial statement, other instrument, agreement or document furnished by the Borrower in connection with this Agreement or any other Loan Document, shall be false or misleading in any material respect as of the date such representation or warranty was made and the same is likely to have a Material Adverse Effect; PROVIDED, HOWEVER, that if such materially inaccurate or misleading representation or warranty was not intentionally made by Borrower, an Event of Default shall occur hereunder only if Borrower shall not remedy the circumstance or state of facts causing such representation or warranty to be materially inaccurate or misleading within ten (10) days after notice from Lender to

     Borrower if the same can be remedied by the payment of a sum of money, or within thirty (30) days after notice from Lender to Borrower if the same cannot be remedied by the payment of a sum of money; and PROVIDED, FURTHER, that if such circumstance or state of facts can be remedied but such remediation cannot reasonably be completed within such 30-day period; and PROVIDED, FURTHER, that Borrower shall have commenced such remediation within such 30-day period and thereafter diligently and expeditiously proceed to cure the same, such 30-day period shall be extended for an additional time as it is reasonably necessary for Borrower in the exercise of due diligence to complete such remediation, such additional period shall not exceed 90 days;

                    (iv) if there is a Filing, or if Borrower shall generally not be paying its debts as they become due;

                    (v) if Borrower (a) attempts to assign or transfer or encumber or (b) does assign, transfer or encumber, in contravention of the Loan Documents (i) its respective rights under this Agreement or under any of the other Loan Documents or (ii) any interest herein or therein or
     (iii) any interest in the Restaurant Property;

                    (vi) if Borrower breaches any covenant or agreement contained in this Agreement or the other Loan Documents and such breach is likely to have a Material Adverse Effect; PROVIDED, HOWEVER, that if such breach arises for reasons out of the reasonable control of Borrower, Borrower shall have the right diligently and expeditiously to cure the same if (A) such breach is susceptible of cure by Borrower, (B) Borrower commences such cure immediately upon obtaining knowledge of the occurrence of such breach and thereafter diligently prosecute such cure to completion, and (C) such breach is cured by Borrower within thirty (30) days after obtaining knowledge of its occurrence;

                    (vii) if any default or breach that is likely to have a Material Adverse Effect shall occur under any Loan Document and any notice and/or grace period provided therein shall expire without a cure, or if any other event shall occur or condition shall exist, if the effect of such event or condition is to accelerate the maturity of any portion of the Obligations or to permit the Lender to accelerate the maturity of all or any portion of the Obligations;

                    (viii) if the Policies required to be procured and maintained by the Borrower pursuant to Section 7.1 hereof are not so maintained in accordance with the terms hereof and such failure continues for thirty (30) days after notice from Lender to Borrower;

                    (ix) if any Change of Control occurs for any reason without the Lender's prior written consent;

                    (x) immediately upon written notice from Lender, if any food or beverage service (including, without limitation, alcohol sales) is terminated or suspended at the Restaurant Property for any reason (other than as a result of a Casualty or in connection with the continuous remodeling of such Restaurant Property) for a period of sixty (60) consecutive calendar days (or any sixty (60) days within any ninety (90) day period) without the Lender's prior written consent;

                    (xi) the Lender reasonably determines that there exists any fact or circumstances that could have a Material Adverse Effect and such fact or circumstances is not remedied to the reasonable satisfaction of the Lender within thirty (30) days after notice thereof;

                    (xii) the validity or enforceability of any provision contained in any Loan Document is contested by the Borrower or the Borrower denies its obligations to observe or perform any provision to be observed or performed;

                    (xiii)    an Event of Default under any Ground Lease;

then and in every such Event of Default and at any time thereafter during the continuance thereof, the Lender may, in addition to any other rights or remedies available to it pursuant to this Agreement and the other Loan Documents or at law or in equity, take such action, without notice or demand, that the Lender deems advisable to protect and enforce its rights against the Borrower and in and to all or any of the Restaurant Property, including, without limitation, declaring the Obligations to be immediately due and payable, and may enforce or avail itself of any or all rights or remedies provided in the Loan Documents against the Borrower and including, without limitation, all rights or remedies available at law or in equity; and upon any Event of Default described in clause (iv) above, the Obligations and all other obligations of the Borrower hereunder and under the other Loan Documents shall immediately and automatically become due and payable, without notice or demand, and the Borrower hereby expressly waives any such notice or demand, anything contained herein or in any other Loan Document to the contrary notwithstanding.

        SECTION 8.2    REMEDIES.

               (a) Upon the occurrence and during the continuation of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to the Lender against the Borrower under this Agreement or any of the other Loan Documents, or at law or in equity may be exercised by the Lender at any time and from time to time, whether or not all or any of the Obligations shall be declared due and payable, and whether or not the Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to the Restaurant Property or any portion thereof. Any such actions taken by the Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as the Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of the Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents. A waiver of one default or Event of Default shall not be construed to be a waiver of any subsequent default or Event of Default or to impair any remedy, right or power resulting as a consequence of such default or Event of Default.

               (b) Nothing contained herein or in any other Loan Document shall be construed as requiring the Lender to resort to any portion of the Restaurant Property for the satisfaction of any of the Obligations in preference or priority to any other portion of the Restaurant Property, and the Lender may seek such satisfaction in its absolute discretion in respect of the Obligations.

IX.  MISCELLANEOUS

        SECTION 9.1 SURVIVAL. This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by the Lender of the Loan and the execution and delivery to the Lender of the Note, and shall continue in full force and effect so long as all or any of the Obligations are outstanding and unpaid. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the legal representatives, successors and assigns of such party. All covenants, promises and agreements in this Agreement contained, by or on behalf of the Borrower, shall inure to the benefit of the respective legal representatives, successors and assigns of the Lender.

        SECTION 9.2 LENDER'S DISCRETION. Whenever pursuant to this Agreement, the Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to the Lender, the judgment of the Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be exercised in a commercially reasonable manner. Lender agrees to exercise commercially reasonable judgement in connection with its activities regarding the Loan and its exercise of remedies under the Loan Documents.

        SECTION 9.3 GOVERNING LAW. This Agreement and the obligations arising hereunder shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts. To the fullest extent permitted by law, Borrower hereby unconditionally and irrevocably waives any claim to assert that the law of any other jurisdiction governs this Agreement, the Note, and the other Loan Documents.

        SECTION 9.4 MODIFICATION, WAIVER IN WRITING. No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, or of the Note, or of any other Loan Document, nor consent to any departure by any Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on the Borrower, shall entitle the Borrower to any other or future notice or demand in the same, similar or other circumstances.

        SECTION 9.5 DELAY NOT A WAIVER. Neither any failure nor any delay on the part of the Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under the Note or under any other Loan Document, or any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, the Note or any other Loan Document, the Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Note or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.

        SECTION 9.6 NOTICES. All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document shall be given in writing and shall be effective for all purposes if hand delivered or sent by
(a) certified or registered United States mail, postage prepaid, or (b) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, or (c) facsimile transmission (with answer back acknowledged), addressed if to the Lender at its address set forth below, and if to any Borrower, to such Borrower's address set forth below, or at such other address and person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section. A notice shall be deemed to have been given: in the case of hand delivery, at the time of delivery; in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; or in the case of expedited prepaid delivery or facsimile, upon the first attempted delivery on a Business Day.

If to Borrower:         Champps Entertainment, Inc.
                        153 East Lake Street
                        Wayzata, MN  55391
                         Attn:  Dean P. Vlahos, President
                        Tel: (612) 449-4841
                        Tel: (612) 449-4938

with a copy to:         Fredrikson & Byron
                        1100 International Center
                        900 2nd Ave South
                        Minneapolis, MN 55402-3397
                         Attn:  Dobson West, Esq.
                        Tel: (612) 347-7111
                        Fax: (612) 347-7077

If to Lender:           DAKA International, Inc.
                        One Corporate Place
                        55 Ferncroft Road
                        Danvers, MA  01923-4001
                         Attn:  Charles W. Redepenning, Jr.
                                General Counsel
                        Tel: (508) 774-9115
                        Fax: (508) 774-8765

with a copy to:         Goodwin, Procter & Hoar
                        Exchange Place
                        Boston, MA  02109-2881
                         Attn:  Ettore Santucci, P.C.
                        Tel: (617) 570-1260
                        Fax: (617) 523-1231

        SECTION 9.7 TRIAL BY JURY. BORROWER AND LENDER, TO THE FULLEST EXTENT THAT EACH MAY LAWFULLY DO SO, WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY TORT ACTION, BROUGHT BY ANY PARTY HERETO WITH RESPECT TO THIS AGREEMENT, THE NOTE OR THE OTHER LOAN DOCUMENTS.

        SECTION 9.8 HEADINGS. The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

        SECTION 9.9 SEVERABILITY. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

        SECTION 9.10 WAIVER OF NOTICE. The Borrower shall not be entitled to any notices of any nature whatsoever from the Lender except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by the Lender to the Borrower and except with respect to matters for which the Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. The Borrower hereby expressly waives the right to receive any notice from the Lender with respect to any matter for which this Agreement or the other Loan Documents do not specifically and expressly provide for the giving of notice by the Lender to the Borrower.

        SECTION 9.11   INTENTIONALLY OMITTED.

     SECTION 9.12 INDEMNITY. The Borrower agrees to indemnify, pay and hold harmless the Lender and any of its successors and/or assigns and any subsequent holder of the Note

(collectively the "Indemnitees"), and each of them, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgements, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitee in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated a party thereto), that may be imposed on, incurred by, or asserted against such Indemnitee in any manner relating to or arising out of the Loan or any information provided by or on behalf of Borrower, or contained in any documentation approved by Borrower (collectively, the "Indemnified Liabilities"); provided, however, that the Borrower shall not have any obligation to an Indemnitee hereunder to the extent that such Indemnified Liabilities arise from gross negligence, illegal acts, fraud or willful misconduct of such Indemnitee, or from any derivative action brought by the shareholders of Lender. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, the Borrower shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them. The Borrower hereby acknowledges and agree that each Indemnitee is an intended third-party beneficiary of this Section 9.12 and that each such Indemnitee has agreed to enter into the Loan Documents and to perform its obligations thereunder, based on and in reliance upon this Section 9.12.

        EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, IT IS SPECIFICALLY INTENDED BY THE BORROWER AND THE LENDER THAT ALL INDEMNITY OBLIGATIONS AND LIABILITY ASSUMED BY THE BORROWER HEREUNDER BE WITHOUT LIMIT AND WITHOUT REGARD TO CAUSE OR CAUSES THEREOF, STRICT LIABILITY OF AN INDEMNIFIED PARTY, OR THE NEGLIGENCE OF ANY PARTY OR PARTIES (INCLUDING THE LENDER) WHETHER SUCH NEGLIGENCE BE SOLE, JOINT OR CONCURRENT, ACTIVE OR PASSIVE. THE PARTIES SPECIFICALLY INTEND THAT LENDER IS TO BE INDEMNIFIED AGAINST LENDER'S OWN NEGLIGENCE EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN.

        All indemnities set forth herein or in any other Loan Document shall survive the execution and delivery of this Agreement and other Loan Documents, the making and repayment of the Loan hereunder, and the termination of this Agreement.

        SECTION 9.13 EXHIBITS INCORPORATED. The Exhibits annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

        SECTION 9.14 OFFSETS, COUNTERCLAIMS AND DEFENSES. Any assignee of the Lender's interest in and to this Agreement, the Note and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which the Borrower may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by the Borrower in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by the Borrower.

        SECTION 9.15 NO JOINT VENTURE OR PARTNERSHIP. The Borrower and the Lender intend that the relationships created hereunder and under the other Loan Documents be solely that of borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between the Borrower and the Lender nor to grant the Lender any interest in the Restaurant Property other than that of creditor or lender. The Borrower specifically acknowledges and agree that Borrower and its Affiliates and Lender and its Affiliates have engaged in certain other business activities with each other and that, notwithstanding such other business activities, Lender shall not have, and shall not be deemed to have, any fiduciary duty or other similar obligation to Borrower hereunder or under the other Loan Documents.

        SECTION 9.16 WAIVER OF MARSHALING OF ASSETS. The Lender shall have no obligation to marshal any assets in favor of the Borrower or any other party or against or in payment of any or all of the obligations of the Borrower pursuant to this Agreement, the Note or any other Loan Document. To the fullest extent Borrower may legally do so, Borrower waives all rights to a marshaling of the assets of the Borrower and the Borrower's Affiliates, and others with interests in any of the Borrower, and of the Restaurant Property and other assets of the Borrower, or to a sale in inverse order of alienation in the event of foreclosure of the interests hereby created, and agrees not to assert any right under any laws pertaining to the marshaling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of the Lender under the Loan Documents to a sale of any or all of the Restaurant Property and other assets of the Borrower for the collection of the Indebtedness without any prior or different resort for collection, or the right of the Lender or any deed of trust trustee to the payment of the Obligations out of the proceeds of the Restaurant Property in preference to every other claimant whatsoever.

        SECTION 9.17 WAIVER OF COUNTERCLAIM. Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by the Lender or its agents.

        SECTION 9.18 CONFLICT; CONSTRUCTION OF DOCUMENTS. In the event of any conflict between the provisions of this Agreement and the Note or any of the other Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that they were represented by sophisticated counsel in connection with the negotiation and drafting of the Loan Documents and that such Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same.

        SECTION 9.19 PRIOR AGREEMENTS. This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the Loan, and all prior agreements among or between such parties, whether oral or written, including, without limitation, any term sheets are superseded by the terms of this Agreement and the other Loan Documents.

        SECTION 9.20 USURY LAWS. It is not intended hereby to charge interest at a rate in excess of the maximum rate permitted to be charged to Borrower under applicable law, and if interest in excess of said maximum rate shall be paid hereunder or under the Note, the excess shall be applied by Lender to the reduction of the principal balance of the Loan.

        SECTION 9.21 COLLATERAL ASSIGNMENT. Borrower acknowledges and consents to the collateral assignment by Lender of any or all of the Note, this Agreement, the Guaranty, the Stock Pledge Agreement, or any other Loan Documents to any creditor of Lender.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

                                        LENDER:

WITNESS:                                DAKA INTERNATIONAL, INC., a Delaware
                                        corporation


                                        By:
-------------------------------            ----------------------------------
                                        Name:
                                        Title:

                                        BORROWER:

                                        CHAMPPS ENTERTAINMENT OF WAYZATA, INC.,
                                        a Minnesota corporation


    /s/                                 By:   /s/ Dean P. Vlahos
-------------------------------            ----------------------------------
                                        Name:  Dean P. Vlahos
                                        Title: President

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.
                                        LENDER:

WITNESS:                                DAKA INTERNATIONAL, INC., a Delaware
                                        corporation


                                        By:  /s/ Charles W. Redepenning, Jr.
-------------------------------            ----------------------------------
                                        Name:  Charles W. Redepenning, Jr.
                                        Title: Sr. Vice President &
                                               General Counsel

                                        BORROWER:

                                        CHAMPPS ENTERTAINMENT OF WAYZATA, INC.,
                                        a Minnesota corporation

                                        By:
-------------------------------            ----------------------------------
                                        Name:
                                        Title:

                                  EXHIBIT A
                                  ---------

                                 Restaurants
                                 -----------

1. The Chammps restaurant located in the Irvine Entertainment Center, Irvine, California, operated in the premises more particularly described in that certain lease dated May 4, 1995 between Irvine Retail Properties Company, as Landlord, and Chammps Entertainment, Inc., as Tenant (as the same may be amended from time to time).

2. The Chammps restaurant to be located in Reston, Virginia, operated in the premises more particularly described in that certain lease dated January 23, 1995 between Plaza America Development Corporation, as Landlord, and Chammps Entertainment, Inc., as Tenant (as the same may be amended or assigned from time to time).